EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Record Third Quarter 2010 Results

• Q3 revenue of $125.1 million up 23.7% over Q3 2009

• Adjusted EBITDA of $13.0 million

• Non-GAAP diluted EPS from continuing operations of $0.16

SCOTTSDALE, Ariz., November 2, 2010 -- Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the third quarter ended September 30, 2010.

Net revenue for the three months ended September 30, 2010 was a record $125.1 million. Third quarter 2010 net revenue increased $23.9 million, or 23.7%, compared to $101.2 million in the third quarter of 2009, driven by strong growth in Europe (21.3%) and Asia-Pacific (81.2%) combined with growth in the Americas (7.8%). Third quarter net revenue was up 20.4% over second quarter 2010 net revenue of $103.9 million. On a constant currency basis, net revenue increased  27.3%, over the prior-year quarter.

For the nine months ended September 30, 2010, net revenue was $327.8 million, up $38.2 million, or 13.2%, compared to $289.5 million in the same period of 2009.  Year-to-date growth has been driven primarily by growth of 34.8% in Asia-Pacific and growth of 17.7% in Europe. On a constant currency basis, year to date net revenue increased 15.7% over the prior-year period.

“Global demand for our products and services has never been stronger,” said Philippe Tartavull, Chief Executive Officer and President, Hypercom Corporation.  “We are capturing significant market share in the Asia-Pacific region and in Europe.  In the Americas, Tier 1 United States retailers are piloting our next generation L5000 multilane products and we are excited by the potential of these products to transform our presence in the market.”

“These market share gains demonstrate that customers want Hypercom products,” said Mr. Tartavull. “Customers trust our brand and they trust our people.  We are confident that demand for our products will drive growth, and we currently expect sequential revenue growth in the fourth quarter of 2010 and continued growth throughout 2011.”

Gross profit for the three months ended September 30, 2010 was $40.1 million, or 32.1% of net revenue, versus $32.1 million, or 30.9% of net revenue, in the second quarter of 2010, and $33.2 million, or 32.8% of net revenue, in the third quarter of 2009. Gross margin for the three months ended September 30, 2010 included 34.0% product gross margin and 25.4% service gross margin, compared to 33.8% and 22.1%, respectively, in the second quarter of 2010 and 35.2% and 28.7%, respectively, in the third quarter of 2009. Gross margin for the first nine months of 2010 was 32.6%, compared to 31.7% in the prior-year period.

Non-GAAP gross profit for the three months ended September 30, 2010 was $40.7 million, or 32.5% of net revenue, compared to $32.9 million, or 31.6% of net revenue, in the second quarter of 2010 and $34.0 million, or 33.6% of net revenue, in the third quarter of 2009. The non-GAAP gross profit excludes restructuring costs, amortization of purchased intangibles, and stock-based compensation. Non-GAAP gross profit for the three months ended September 30, 2010 included 34.1% product gross margin and 26.7% service gross margin, versus 33.9% and 23.8%, respectively, in the second quarter of 2010 and 35.3% and 28.5%, respectively, in the third quarter of 2009.  For the nine months ended September 30, 2010, non-GAAP gross profit was $109.3 million, or 33.3% of net revenue, compared to $94.8 million, or 32.8% of net revenue, in the prior-year period.

Operating expenses for the three months ended September 30, 2010 were $33.1 million, or 26.4% of net revenue, compared to $29.2 million, or 28.1% of net revenue, in the second quarter of 2010 and $30.5 million, or 30.2% of net revenue, in the third quarter of 2009.  The sequential and year-over-year quarterly increase in operating expenses was primarily related to an increase in R&D expenditures related to new product and software development, as well as an increase in selling expense related to increased revenue.  In addition, operating expenses were impacted by an increase in general and administrative expenses related to the previously-disclosed unsolicited, non-binding proposal from VeriFone to acquire Hypercom, which was unanimously rejected by the Hypercom Board of Directors, and certain legal settlements.  For the nine months ended September 30, 2010, operating expenses were $93.5 million, or 28.5% of net revenue, compared to $91.5 million, or 31.6% of net revenue, in the prior-year period.

Non-GAAP operating expenses for the three months ended September 30, 2010 were $30.3 million, or 24.2% of net revenue, compared to $27.2 million, or 26.2% of net revenue, in the second quarter of 2010 and $28.0 million, or 27.7% of net revenue, in the third quarter of 2009.  For the nine months ended September 30, 2010, non-GAAP operating expenses were $87.5 million, or 26.7% of net revenue, compared to $83.9 million, or 29.0% of net revenue, in the prior-year period.  Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangibles, stock-based compensation, costs related to the VeriFone proposal, certain legal settlements, and gains from the sale of assets.

Operating income for the three months ended September 30, 2010 was $7.1 million, compared to operating income of $2.9 million in the second quarter of 2010 and $2.7 million in the third quarter of 2009. For the nine months ended September 30, 2010, operating income was $13.4 million, compared to $0.2 million in the prior-year period.

Non-GAAP operating income for the three months ended September 30, 2010 was $10.4 million, compared to non-GAAP operating income of $5.7 million in the second quarter of 2010 and $5.9 million in the third quarter of 2009. For the nine months ended September 30, 2010, non-GAAP operating income was $21.7 million, compared to $11.0 million in the prior-year period.

Net income for the three months ended September 30, 2010 was $4.5 million, or $0.08 per diluted share, versus a net loss of $1.3 million, or $(0.02) per diluted share, in the second quarter of 2010 and net income of $1.2 million, or $0.02 per diluted share, in the third quarter of 2009.  For the nine months ended September 30, 2010, net income was $3.6 million, or $0.07 per diluted share, compared to a net loss of $7.5 million, or $(0.14) per diluted share, in the prior-year period.

Non-GAAP income before discontinued operations for the three months ended September 30, 2010 was $9.1 million, or $0.16 per diluted share, compared to $2.9 million, or $0.05 per diluted share, in the second quarter of 2010 and $4.8 million, or $0.09 per diluted share, in the third quarter of 2009. For the nine months ended September 30, 2010, non-GAAP income before discontinued operations was $15.4 million, or $0.28 per diluted share, compared to $5.8 million, or $0.11 per diluted share, in the prior-year period. Non-GAAP income excludes restructuring costs, amortization of purchased intangibles, stock based compensation, costs related to the VeriFone proposal, certain legal settlements, gains or losses from the sale of assets, non-cash interest expense related to the amortization of warrants, and any applicable income tax effect.

Adjusted EBITDA (Earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring charges, costs related to the VeriFone proposal, certain legal settlements, and gains or losses from the sale of assets) for the three months ended September 30, 2010 was $13.0 million, compared to $8.2 million in the second quarter of 2010 and $8.4 million in the prior-year quarter.  For the nine months ended September 30, 2010, adjusted EBITDA was $29.5 million, compared to $18.3 million in the prior-year period.

Cash increased to $38.5 million  at September 30, 2010 from $33.3 million at June 30, 2010.  Cash flow from operating activities for the third quarter of 2010 was $8.2 million. Subsequent to September 30, 2010, the Company repaid $5.0 million of outstanding long-term debt.

Third Quarter Earnings Call

Hypercom has scheduled its conference call to discuss third quarter 2010 results for Tuesday, November 2 at 4:30 pm EDT. The call will be simultaneously webcast. The dial in number is 866-291-0996 for North American callers and 760-666-3752 for international callers. For access to the call, participants will be required to identify the participant passcode: Hypercom. To access the audio webcast, please go to Hypercom's website, http://ir.hypercom.com, at least two minutes prior to the call to register. A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until December 2, 2010. The replay number for North America is 800-642-1687. The replay number for international callers is 706-645-9291. The passcode is 19795219. A replay of the call can also be accessed in the "audio archive" section of http://ir.hypercom.com, where it will remain until the release of the Company's next quarterly earnings.

About Hypercom

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Supplemental Information

The non-GAAP information and schedules included with this press release should be read in conjunction with our audited consolidated financial statements and notes thereto appearing in our most recent Form 10-K. It should also be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing in our Form 10-Q as of and for the three months ended September 30, 2010 which we intend to file with the SEC on or prior to November 9, 2010.

Hypercom provides non-GAAP supplemental information in this press release which excludes items such as restructuring costs, goodwill and other impairments, stock-based compensation, costs related to the VeriFone proposal, certain legal settlements, amortization, gains and losses on sales of assets,  and non-cash amortization for discount on warrants issued for long-term debt and any applicable tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Pursuant to Regulation G, a reconciliation of GAAP and non-GAAP measures presented in this press release is provided at the end of this press release.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, operating income, net income, cash flows, and gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the benefits realized from the utilization of contract manufacturers of the Company's products; and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the severity and duration of the current economic and financial conditions; the state of the electronic payments industry and competition within the industry; the level of demand and performance of the major industries we serve, including but not limited to the banking sector; the commercial feasibility and acceptance of new products, services and market development initiatives; our ability to successfully penetrate the vertical and geographic markets that we have targeted; our ability to improve our cost structure, including reducing our product and operating costs; our ability to develop more recurring revenue streams; our ability to successfully manage our contract manufacturers and our transition to a joint development manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to remain compliant with and provide transaction security as required by relevant industry standards and government regulations; our ability to increase market share and our competitive strength; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the sufficiency of reserves for assets and obligations exposed to revaluation; our ability to successfully expand our business and increase revenue; our ability to manage increased costs and other risks associated with the VeriFone proposal or other mergers and acquisitions activity; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; our ability to sustain our current income tax structure; the impact of current and future litigation matters on our business; our ability to fund our projected liquidity needs and pay down outstanding debt obligations from cash flow from operations and our current cash reserves; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months ended September 30, 2010 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward-looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Amounts in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$38,521	$55,041
Accounts receivable, net	103,208	86,031
Current portion of net investment in sales-type leases	4,292	5,235
Inventories	34,203	29,363
Prepaid expenses and other current assets	8,055	5,345
Deferred income taxes	1,230	1,311
Prepaid taxes	3,467	3,510
Assets held for sale	5,821	5,241
Total current assets	198,797	191,077
Property, plant and equipment, net	23,434	24,304
Net investment in sales-type leases	6,530	5,046
Intangible assets, net	44,520	49,579
Goodwill	26,638	28,536
Other long-term assets	9,100	8,346
Total assets	$309,019	$306,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,865	$52,355
Accrued payroll and related expenses	14,135	16,152
Accrued sales and other taxes	5,180	8,116
Product warranty liabilities	5,411	5,444
Restructuring liabilities	5,753	8,265
Accrued other liabilities	23,878	20,677
Deferred revenue	15,518	11,559
Deferred tax liability	23	22
Income taxes payable	4,957	6,568
Liabilities held for sale	1,419	1,244
Total current liabilities	128,139	130,402
Deferred tax liabilities, net	11,900	14,902
Long-term debt	61,691	56,076
Other long-term liabilities	16,648	14,612
Total liabilities	218,378	215,992
Stockholders' equity	90,641	90,896
Total liabilities and stockholders' equity	$309,019	$306,888

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2010	2009	2010	2009
Net revenue:
Products	$98,604	$76,092	$253,686	$213,148
Services	26,498	25,069	74,092	76,382
Total net revenue	125,102	101,161	327,778	289,530
Costs of revenue:
Products	65,053	49,303	165,349	137,881
Services	19,765	17,880	54,289	57,835
Amortization of purchased intangible assets	144	760	1,163	2,141
Total costs of revenue	84,962	67,943	220,801	197,857
Gross profit	40,140	33,218	106,977	91,673
Operating expenses:
Research and development	11,336	10,838	33,902	32,139
Selling, general and administrative	21,285	18,092	57,068	54,820
Amortization of purchased intangible assets	1,271	1,580	4,092	4,509
Gain on sale of assets	(841)	—	(1,515)	—
Total operating expenses	33,051	30,510	93,547	91,468
Operating income	7,089	2,708	13,430	205
Interest income	15	61	287	190
Interest expense	(2,952)	(2,643)	(8,962)	(7,619)
Foreign currency gain (loss)	1,457	(128)	(704)	(198)
Other income	101	35	78	356
Income (loss) before income taxes and
discontinued operations	5,710	33	4,129	(7,066)
Benefit (provision) for income taxes	(1,107)	728	(462)	(24)
Income (loss) before discontinued operations	4,603	761	3,667	(7,090)
Income (loss) from discontinued operations	(128)	417	(73)	(402)
Net income (loss)	$4,475	$1,178	$3,594	$(7,492)

Basic income (loss) per share:
Income (loss) before discontinued operations	$0.09	$0.01	$0.07	$(0.13)
Income (loss) from discontinued operations	(0.01)	0.01	—	(0.01)
Basic income (loss) per share	$0.08	$0.02	$0.07	$(0.14)

Diluted income (loss) per share:
Income (loss) before discontinued operations	$0.08	$0.01	$0.07	$(0.13)
Income (loss) from discontinued operations	—	0.01	—	(0.01)
Diluted income (loss) per share	$0.08	$0.02	$0.07	$(0.14)

Weighted average shares used to calculate income (loss) per share:
Basic	54,034,252	53,573,480	53,845,331	53,497,633

Diluted	55,079,688	54,345,929	54,919,099	53,497,633

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2010	2009	2010	2009

Cash flows from continuing operations:
Net income (loss)	$4,475	$1,178	$3,594	$(7,492)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation and amortization	2,596	2,495	7,720	7,332
Amortization of purchased intangibles	1,415	2,340	5,256	6,650
Interest conversion to debt	1,757	1,697	5,194	4,968
Amortization of debt issuance costs	32	32	96	96
Amortization of discount on notes payable	1,095	848	3,421	2,323
Provision (reversal) for doubtful accounts	738	(474)	978	560
Provision for excess and obsolete inventory	807	1,093	2,301	2,229
Provision for warranty and other product charges	2,010	269	4,240	2,748
Deferred income taxes (benefit) provision	602	(324)	(453)	(899)
Non-cash share-based compensation	1,065	504	1,883	1,635
Foreign currency losses (gains)	(1,672)	(290)	48	(1,719)
Gain on sale of assets	(841)	—	(1,515)	—
Other non-cash charges (benefits)	5	(504)	244	578
Changes in operating assets and
liabilities, net	(5,883)	1,157	(37,180)	(2,018)
Net cash provided by (used in) operating activities	8,201	10,021	(4,173)	16,991

Cash flows from investing activities:
Purchase of property, plant and equipment	(4,222)	(754)	(7,315)	(4,652)
Cash paid for acquisitions, net of cash acquired	—	—	(1,030)	(37)
Deposit received on pending sale of real property	—	—	1,665	—
Proceeds from sale of business	841	—	841	—
Proceeds from the sale of a majority interest in a business	—	—	1,000	—
Software development costs capitalized	(1,329)	(2)	(3,527)	(250)
Purchase of short-term investments	—	—	—	(1,376)
Proceeds from the sale or maturity of
short-term investments	—	—	—	1,875
Net cash used in investing activities	(4,710)	(756)	(8,366)	(4,440)

Cash flows from financing activities:
Borrowing in revolving line of credit	—	—	—	7,800
Repayments of bank notes payable and other
debt instruments	—	—	(3,000)	(7,985)
Purchase of treasury stock for net settlement of restricted stock awards	—	—	(162)	—
Proceeds from issuance of common stock	69	41	263	131
Net cash provided by (used in) by financing activities	69	41	(2,899)	(54)
Effect of exchange rate changes on cash	1,788	952	(1,101)	2,315
Net increase (decrease) in cash flows from
continuing operations	5,348	10,258	(16,539)	14,812
Net cash provided by (used in) operating
activities - discontinued operations	(100)	245	19	319
Cash and cash equivalents, beginning of period	33,273	40,210	55,041	35,582
Cash and cash equivalents, end of period	$38,521	$50,713	$38,521	$50,713

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

Americas	$34,722	$32,197	$91,118	$93,455	$32,893

NEMEA	26,456	25,058	77,037	69,329	23,047

SEMEA	43,520	32,644	112,821	92,039	33,844

Asia-Pacific	20,404	11,262	46,802	34,707	14,137

Total net revenue	$125,102	$101,161	$327,778	$289,530	$103,921

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

GAAP net revenue	$125,102	$101,161	$327,778	$289,530	$103,921

Constant currency rate adjustment	3,725	—	7,166	—	1,536

Non-GAAP net revenue	$128,827	$101,161	$334,944	$289,530	$105,457

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

GAAP income (loss) before discontinued operations	$4,603	$761	$3,667	$(7,090)	$(1,213)

Restructuring charges included in:

Costs of product revenue	7	2	142	140	17

Costs (reversals) of service revenue	332	(47)	821	728	379

Operating expenses	264	422	608	1,604	259

Stock-based compensation included in:

Costs of product revenue	87	39	147	162	51

Costs of service revenue	10	—	12	—	2

Operating expenses	968	465	1,724	1,473	454

Amortization of purchased intangibles included in:

Costs of revenue	144	760	1,163	2,141	315

Operating expenses	1,271	1,580	4,092	4,509	1,281

Gain on sale of assets:

Operating expenses	(841)	—	(1,515)	—	—

Incurred fees on M&A related activities:

Operating expenses	424	—	424	—	—

Litigation settlements:

Operating expenses	692	—	692	—	—

Non-cash amortization for discount on warrants issued for long-term debt:

Non-operating expense	1,095	848	3,421	2,323	1,359

Income tax effect	—	—	—	(178)	—

Non-GAAP income before discontinued operations	$9,056	$4,830	$15,398	$5,812	$2,904

Non-GAAP diluted income per share before discontinued operations	$0.16	$0.09	$0.28	$0.11	$0.05

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

GAAP operating income	$7,089	$2,708	$13,430	$205	$2,898

Restructuring charges	603	377	1,571	2,472	655

Stock-based compensation	1,065	504	1,883	1,635	507

Amortization of purchased intangibles	1,415	2,340	5,255	6,650	1,596

Gain on sale of assets	(841)	—	(1,515)	—	—

Incurred fees on M&A related activities	424	—	424	—	—

Litigation settlements	692	—	692	—	—

Non-GAAP operating income	$10,447	$5,929	$21,740	$10,962	$5,656

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

Product revenue	$98,604	$76,092	$253,686	$213,148	$80,963

Service revenue	26,498	25,069	74,092	76,382	22,958

Total net revenue	$125,102	$101,161	$327,778	$289,530	$103,921

GAAP product gross profit	$33,551	$26,789	$88,337	$75,267	$27,351

Restructuring charges	7	2	142	140	17

Stock-based compensation	87	39	147	162	51

Non-GAAP product gross profit	$33,645	$26,830	$88,626	$75,569	$27,419

Non-GAAP Percentage of product revenue	34.1%	35.3%	34.9%	35.5%	33.9%

GAAP service gross profit	$6,733	$7,189	$19,803	$18,547	$5,081

Restructuring charges (reversals)	332	(47)	821	728	379

Stock-based compensation	10	—	12	—	2

Non-GAAP service gross profit	$7,075	$7,142	$20,636	$19,275	$5,462

Non-GAAP Percentage of service revenue	26.7%	28.5%	27.9%	25.2%	23.8%

GAAP gross profit	$40,140	$33,218	$106,977	$91,673	$32,117

Restructuring charges (reversals)	339	(45)	963	868	396

Stock-based compensation	97	39	159	162	53

Amortization of purchased intangibles	144	760	1,163	2,141	315

Non-GAAP gross profit	$40,720	$33,972	$109,262	$94,844	$32,881

Non-GAAP Percentage of total net revenue	32.5%	33.6%	33.3%	32.8%	31.6%

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

GAAP operating expenses	$33,051	$30,510	$93,547	$91,468	$29,219

Restructuring charges	(264)	(422)	(608)	(1,604)	(259)

Stock-based compensation	(968)	(465)	(1,724)	(1,473)	(454)

Amortization of purchased intangibles	(1,271)	(1,580)	(4,092)	(4,509)	(1,281)

Gain on sale of assets	841	—	1,515	—	—

Incurred fees on M&A related activities	(424)	—	(424)	—	—

Litigation settlements	(692)	—	(692)	—	—

Non-GAAP operating expenses	$30,273	$28,043	$87,522	$83,882	$27,225

Non-GAAP Percentage of total net revenue	24.2%	27.7%	26.7%	29.0%	26.2%

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010

Operating income	$7,089	$2,708	$13,430	$205	$2,898

Depreciation and amortization	4,011	4,835	12,976	13,982	4,100

Restructuring charges	603	377	1,571	2,472	655

Stock-based compensation	1,065	504	1,883	1,635	507

Gain on sale of assets	(841)	—	(1,515)	—	—

Incurred fees on M&A related activities	424	—	424	—	—

Litigation settlements	692	—	692	—	—

Adjusted EBITDA	$13,043	$8,424	$29,461	$18,294	$8,160

Note: Constant currency rate adjustments. Management refers to growth in a constant currency basis or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Generally, when the U.S. Dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.